PRICING SUPPLEMENT NO. 6                                          Rule 424(b)(3)
DATED:  January 9, 2004                                      File No. 333-109793
(To Prospectus dated November 17, 2003,
and Prospectus Supplement dated November 17, 2003)


                               $10,668,950,162
                       THE BEAR STEARNS COMPANIES INC.
                         Medium-Term Notes, Series B


Principal Amount: $100,000,000   Floating Rate Notes [x]  Book Entry Notes [x]

Original Issue Date: 1/20/2004   Fixed Rate Notes [ ]     Certificated Notes [ ]

Maturity Date:  1/20/2005        CUSIP#: 073928C92

Option to Extend Maturity:       No    [x]
                                 Yes   [ ]  Final Maturity Date:


                                              Optional            Optional
                         Redemption           Repayment           Repayment
   Redeemable On          Price(s)             Date(s)            Price(s)
   -------------       --------------       -------------      -----------
        N/A                  N/A                 N/A                 N/A

Applicable Only to Fixed Rate Notes:
-----------------------------------

Interest Rate:

Interest Payment Dates:

Applicable Only to Floating Rate Notes:
--------------------------------------

Interest Rate Basis:                     Maximum Interest Rate: N/A

[ ]  Commercial Paper Rate               Minimum Interest Rate: N/A

[ ]  Federal Funds Effective Rate

[ ]  Federal Funds Open Rate             Interest Reset Date(s): Daily

[ ]  Treasury Rate                       Interest Reset Period: Daily

[ ]  LIBOR Reuters                       Interest Payment Date(s): *

[ ]  LIBOR Telerate

[x]  Prime Rate +

[ ]  CMT Rate

Initial Interest Rate:  1.06%            Interest Payment Period:  Quarterly

Index Maturity:  N/A

Spread (plus or minus): -2.94%

+   Prime Rate as reported on Telerate Page 5 under the heading "Bank
    Rates/Prime."

*   On the 20th of April, July, October and at Maturity.

The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.